REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into as of the 25th day of April, 1996, between SUNGLASS HUT INTERNATIONAL, INC., a Delaware corporation (the "Company") and RANDY GARLIEPP, RICHARD KELTY and DAVID SAKHRANI (collectively and individually the "Holders").

                                    RECITALS

         1. Pursuant to that certain Agreement and Plan of Merger, dated as of April 25, 1996 (the "Merger Agreement"), among the Company, Sunglass Hut Corporation, Shady Biz, Inc. ("Shady"), Spectacular Eyewear, Inc. ("Spectacular") and each of the Holders, the Company has agreed to provide to Holders certain registration rights with respect to the shares of the Company's common stock, $.01 par value per share (the "Common Stock"), issued to the Holders pursuant to the Merger Agreement (such shares of Common Stock being referred to herein as the "Restricted Shares").

         2. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and covenants set forth in the Merger Agreement, the parties agree as follows:

         (a)      REGISTRATION RIGHTS.

                  (i) INCIDENTAL (PIGGYBACK) REGISTRATION. Subject to the limitations set forth in this Agreement, if the Company at any time within two
(2) years of the date hereof proposes to file on its behalf and/or on behalf of any of its security holders ("the demanding security holders") Registration Statements under the Securities Act of 1933, as amended (the "Securities Act"), on any form (other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to its Common Stock in an underwritten offering, it will give written notice to the Holders at least five (5) days before the initial filing with the Securities and Exchange Commission (the "Commission") of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Restricted Shares as Holders may request.

                           If Holders desire to have Restricted Shares
registered under this Section 1, they shall advise the Company within three (3) days after the date of receipt of such offer from the Company, setting forth the amount of such Restricted Shares for which registration is requested. The Company shall thereupon include in such filing the number of shares of Restricted Shares for which registration is so requested, subject to the following. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, the Company shall not be required to include any of the Restricted Shares in such underwriting unless Holders agree to accept the offering on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration; provided, however, that: (i) if the managing underwriter advises the Company in writing that the inclusion of all Restricted Shares proposed to be included by the Holders in the underwritten public offering and other issued and outstanding shares of Common Stock proposed to be included therein by the persons other than the Holders, the Company and any demanding


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security holder (the "Other Shares") would jeopardize the success of the
Company's offering, then the Company shall be required to include in the offering (in addition to the number of shares to be sold by the Company and any demanding security holder) only that number of Restricted Shares that the managing underwriter believes will not jeopardize the success of the Company's offering and the number of Restricted Shares and Other Shares not included in such underwritten public offering shall be reduced pro rata based upon the number of shares of Restricted Shares and Other Shares requested by the holders thereof to be registered in such underwritten public offering; and (ii) in each case all shares of Common Stock owned by the Holders which are not included in the underwritten public offering shall be withheld from the market by the Holders for a period, not to exceed one hundred eighty (180) calendar days, which the managing underwriter reasonably determines as necessary in order to effect the underwritten public offering. In the event the Company chooses a registration form which limits the size offering either in terms of the number of shares or dollar amount, the Company shall not be required to include in the offering (in addition to the number of shares to be sold by the Company) Restricted Shares which would exceed such limits.

                           (ii)     SHELF REGISTRATION.  Subject to the
limitations set forth in this Agreement, and upon the written request of any Shareholder delivered to the Company, the Company will file a registration statement (the "Shelf Registration Statement") not later than September 3, 1996, covering the number of Restricted Shares set forth in the written request of the Shareholders and thereafter shall use its best efforts to (i) cause the Shelf Registration Statement to be declared effective as soon as practicable following such filing, and (ii) maintain such effectiveness for a period of ninety (90) days from the initial effective date thereof (such 90 day period is referred to herein as the "Offering Period"); PROVIDED, HOWEVER, that the Company shall have the right to prohibit the sale of Common Stock pursuant to the Shelf Registration Statement, upon notice to the Holders (A) if in the opinion of counsel for the Company, the Company would thereby be required to disclose information not otherwise then required by law to be publicly disclosed, provided that the Company shall use its best efforts to minimize the period of time in which it shall prohibit the sale of any shares of Common Stock pursuant to this clause (A), or (B) during the period starting with the date 10 days prior to the Company's estimate of the date of filing of, and ending on a date 90 days after the effective date of, a Company-initiated registration in which the Holders are entitled to participate in accordance with Section 1(a) hereof, or such longer post-effective periods as may be reasonably required by the underwriter or underwriters if such offering is underwritten. The Offering Period shall be extended (on a day-to-day basis) for each day that sales during the Offering Period are prohibited pursuant to the preceding sentence.

         (b) REGISTRATION PROCEDURES. If the Company is required by the provisions of Section 1 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

                  (i) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time (not to exceed ninety (90) days) required for the disposition of such securities by the holders thereof;

                  (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of ninety (90) days;

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                  (iii) furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

                  (iv) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall reasonably request (provided, however, the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

                  (v) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Common Stock; and as shall be required in connection with the action taken by the Company; and

                   (vi) promptly notify in writing the Holders and each underwriter of the happening of any event, during the period of distribution, as a result of which the Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (in which case, the Company shall promptly provide the Holders with revised or supplemental prospectuses and if so requested by the Company in writing, the Holders shall promptly take action to cease making any offers of the Restricted Shares until receipt and distribution of such revised or supplemental prospectuses).

         (c) EXPENSES. All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses (including attorneys' fees) of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 2(d), except to the extent required to be paid by participating selling securityholders by state securities or blue sky laws, shall be paid by the Company; PROVIDED, HOWEVER, that the Holders (and not the Company) shall be liable for (i) all fees, discounts and commissions to any underwriter, if any, and (ii) all fees and disbursements of legal counsel to the Holders, if any.

         (d) INDEMNIFICATION. In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each such broker or any other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any final prospectus contained therein, or any amendment or supplement thereto, or any document prepared and/or furnished by the Company incident to the registration or qualification of any Restricted Shares, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any final prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violations by the Company of the Securities Act or state securities or "blue sky" laws applicable to the Company relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller,

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such underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to the extent (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said final prospectus or said amendment or supplement or any document incident to the registration or qualification of any Restricted Shares in reliance upon and in conformity with information furnished by the Holders to the Company for use in preparation thereof, or (ii) the Holders or their agents (x) utilized a Prospectus which is dated in excess of ninety (90) days prior to the date of such person's purchase of Common Stock, or (y) utilized a Prospectus after the date Holders were notified, in accordance with Section 1(b) hereof, that sales of Common Stock pursuant to the Shelf Registration are prohibited. Before Restricted Shares held by the Holders shall be included in any registration pursuant to this Agreement, the Holders shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in this Section 4 for the indemnification of such prospective seller and underwriter by the Company) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement or final prospectus contained therein or any amendment or supplement thereto, if such untrue statement or omission was (i) made in reliance upon and in conformity with information furnished by the Holders to the Company by Holders for use in the preparation of such registration statement, final prospectus or amendment or supplement or (ii) contained in any Registration Statement which was utilized by the Holders or any controlling person or affiliate of the Holders either (A) on any date which is in excess of 90 days after the date of the Prospectus included therein, or (B) after the Holders were notified, in accordance with Section 2(f) hereof, that such Registration Statement contained an untrue statement of a material fact or omitted to state any material fact. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 4, such indemnified party will, if a claim in respect thereof is made against any indemnifying party, give written notice to the latter of such claim and/or the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which conflict in any material respect with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 4, such indemnifying party shall reimburse such indemnified party and shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 4. The indemnifying party shall not make any settlement of any claims indemnified against thereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld. Notwithstanding the foregoing provisions of this Section 4, if pursuant to an underwritten public offering of the Common Stock, the Company, the selling shareholders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties thereto in connection with such offering, the indemnification provisions of this Section 4 shall be deemed inoperative for purposes of such offering.

         (e) CERTAIN LIMITATIONS ON REGISTRATION RIGHTS. The Company's obligations under Section 1 are also expressly conditioned upon (i) Holders furnishing to the Company in writing such information

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concerning Holders and their controlling persons and the terms of such Holders'
proposed offering of Restricted Shares as the Company shall reasonably request for inclusion in the Registration Statement; and (ii) there not having occurred a material breach by either Holder of any agreement, covenant, representation or warranty contained in the Merger Agreement and/or this Agreement.

         (f) POOLING COVENANT OF HOLDERS. In consideration of Buyer's covenants herein and in the Merger Agreement, Holders agree that they will not sell, transfer or otherwise reduce their interest in any of the shares of the Company's Common Stock issued pursuant to the Merger Agreement until such time as the Company has published financial results covering at least thirty (30) days of combined operations of the Company, Shady and Spectacular after the Closing Date.

         (g)      MISCELLANEOUS.

                  (i) NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged, delivered by reputable overnight courier, telecopied and confirmed separately in writing by a copy mailed as follows or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as set forth in the Merger Agreement.

                  (ii) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto; provided, however, that Holders' rights hereunder may not be transferred without the written consent of the Company.

                  (iii) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida, without regard to the provisions thereof relating to conflict of laws.

                  (iv) SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  (v) ENTIRE AGREEMENT. This Agreement, together with the Merger Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete exclusive statement of the Agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

                  (vi) COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately, constitute one agreement.

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         IN WITNESS WHEREOF, the Company and Holders have executed this
Agreement as of the date first above written.


                   SUNGLASS HUT INTERNATIONAL, INC.



                   By:     /S/GEORGE L. PITA
                           George L. Pita, Vice President


                           /S/RANDY GARLIEPP
                           RANDY GARLIEPP


                           /S/RICHARD KELTY
                           RICHARD KELTY


                           /S/DAVID SAKHRANI
                           DAVID SAKHRANI

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